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                                  FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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     FIRST BANKS, INC.                     FIRST PREFERRED CAPITAL TRUST
------------------------------------     -------------------------------------
 (Exact name of registrant                   (Exact name of registrant
 as specified in its charter)                as specified in its charter)

             Missouri                                   Delaware
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     (State of Incorporation                    (State of Incorporation
        or Organization)                             or Organization)

             43-1175538                               43-1765214
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(IRS Employer Identification Number)     (IRS Employer Identification Number)


                                                  c/o First Banks, Inc.
      135 North Meramec Avenue                  135 North Meramec Avenue
      St. Louis, Missouri 63105                St. Louis, Missouri  63105
------------------------------------       -----------------------------------
        (Address of Principal                     (Address of Principal
          Executive Offices)                        Executive Offices)


 If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
 Instruction A(c)(1), please check the following box.  / /

 If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the
 Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.  / /
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        Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange
          Title of each class                       on which each class
          to be so registered                       is to be registered

               None.                                  Not Applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:

                   ___% Cumulative Trust Preferred Securities

                   (and the Guarantee with respect thereto)
                   ----------------------------------------
                              (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

 For a full description of the    % Cumulative Trust Preferred
Securities (the "Preferred Securities") issued by First Preferred Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee with respect to the Preferred Securities by First Bank Inc., a Missouri corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-18369 and 333-18369-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on December 20, 1996, under the Securities Act of 1933, as amended
(the "Act").  The information contained in the Registration
Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.   EXHIBITS

 2.1      Certificate of Trust of First Preferred
          Capital Trust.  Incorporated by reference to
          Exhibit 4.3 to the Registration Statement.

 2.2(a)   Trust Agreement of First Preferred Capital
          Trust.  Incorporated by reference to Exhibit
          4.4 to the Registration Statement.

 2.2(b) Form of Amended and Restated Trust Agreement of First Preferred Capital Trust.
          Incorporated by reference to Exhibit 4.5 to the Registration Statement.

 2.3      Form of Preferred Security Certificate of
          First Preferred Capital Trust. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 of the Registration Statement).

 2.4      Form of Preferred Securities Guarantee
          Agreement for First Preferred Capital Trust.
          Incorporated by reference to Exhibit 4.7 of the Registration Statement.

 2.5      Form of Indenture between First Banks, Inc. and
          State Street Bank and Trust Company, as Trustee.
          Incorporated by reference to Exhibit 4.1 to the Registration Statement.

 2.7 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).

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                         SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  January 8, 1997





FIRST BANKS, INC.                              FIRST PREFERRED CAPITAL TRUST


By:  /s/ Allen H. Blake                        By: /s/ Allen H. Blake
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   Allen H. Blake                                 Allen H. Blake, as Trustee
   Executive Vice President and
   Chief Financial Officer

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